Messineo & Co., CPAs LLC 2471 N McMullen Booth Road, Suite 302 Clearwater, FL 33759-1362 T: (518) 530-1122 F: (727) 674-0511

Exhibit 16.1

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

October 30, 2015

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated October 29, 2015 of Tomichi Creek Outfitters, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

/s/ Messineo & Co., CPAs, LLC

Messineo & Co., CPAs, LLC

Clearwater, Florida